Exhibit 99.1

Vivid Seats Updates 2021 Financial Guidance

Files 8-K with the U.S. Securities and Exchange Commission

October 25, 2021 09:00 ET | Source: Vivid Seats LLC

CHICAGO, Oct. 25, 2021 (GLOBE NEWSWIRE) — Vivid Seats Inc. (“Vivid Seats” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today announced that it had filed an 8-K with the U.S. Securities and Exchange Commission (“SEC”) providing guidance regarding its financial and operational trends.

For the full-year 2021, the Company expects Marketplace GOV to be in the range of $2,225,000,000 to $2,325,000,000(1), Revenues to be in the range of $420,000,000 to $435,000,000 and Adjusted EBITDA to be in the range of $102,000,000 to $107,000,000(2).

While the COVID-19 pandemic has had, and may continue to have, material impacts on the Company’s business and operating results, the Company anticipates a smaller degree of impact on the above financial and operational results for full year 2021 than originally anticipated. The Company expects this off-cycle guidance to be a unique circumstance and hereafter expects to provide annual guidance at a regularly scheduled time each year.

On October 18, 2021, Vivid Seats completed a business combination with Horizon Acquisition Corporation. On October 19, 2021, the common stock and warrants of the Company began trading on the Nasdaq Global Market under the symbols “SEAT” and “SEATW,” respectively.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as America’s Best Company for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling at 866-848-8499.

Forward-Looking Statements

Certain statements made in this Report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “targets”, “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “future,” “propose,” “strategy,” “opportunity” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; the inability to obtain or maintain the listing of our shares on Nasdaq following the business combination; costs related to the business combination; the risk that the business combination disrupts current plans and operations as a result of the consummation of the business combination; our ability to manage growth; our ability to execute our business plan and meet our projections; potential litigation involving us; changes in applicable laws or regulations, particularly with respect to gaming, and general economic and market conditions impacting demand for our products and services, and in particular economic and market conditions in the entertainment/technology/software industry in the markets in which we operate; our ability to update our IT systems; developments regarding the COVID-19 pandemic; and other risks and uncertainties indicated from time to time under “Risk Factors” in our filings with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Ashley DeSimone, ICR

Ashley.DeSimone@icrinc.com

646-677-1827

Brett Milotte, ICR

Brett.Milotte@icrinc.com

332-242-4344

Media

Julia Young, ICR

Julia.Young@icrinc.com

646-277-1280

(1) Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period.

(2) Adjusted EBITDA is not a measure defined under GAAP. GAAP means generally accepted accounting principles in the United States as in effect from time to time. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors and could have a substantial impact on GAAP measures of financial performance.